DNB Financial Corporation

For further information, please contact:
Gerald F. Sopp CFO/Executive Vice-President
484.359.3138	FOR IMMEDIATE RELEASE
gsopp@dnbfirst.com	(NasdaqCM: DNBF)

DNB Financial Corporation Reports First Quarter 2014 Financial Results

DOWNINGTOWN, Pa., April 23, 2014 -- DNB Financial Corporation (Nasdaq; DNBF), parent of DNB First, National Association, the oldest nationally-chartered community bank serving the greater Philadelphia region, today reported financial results for the three months ended March 31, 2014.

For the quarter ended March 31, 2014, net income was $1.0 million compared to $1.18 million for the three months ended March 31, 2013. Earnings reflected year-over-year interest income growth driven by accelerating lending activity, interest expense reduction, offset by higher non-interest expense related to the Company’s investment in expanded lines of business and revenue-producing personnel.  Harsh winter weather conditions throughout the first quarter of 2014 had a negative impact on revenue, particularly from consumer spending and mortgage lending activity.

William S. Latoff, Chairman and CEO, commented: “Our first quarter financial performance continued to reflect the consistent progress we are making to build the value of the DNB franchise for shareholders.  Despite unusually severe weather, which offered its share of challenges and expenses, DNB demonstrated clear traction from numerous growth and performance improvement initiatives.

“Commercial lending was strong in the first quarter, reflecting healthy growth in loan balances from year-end 2013 and compared to the first quarter of 2013.  We have supported lending activities through core deposit growth, leading to a decline in interest expense.  We are enthusiastic about the prospects of generating new revenues from a growing wealth management business and establishing DNB First as a full-service community bank with expanded mortgage lending and retail banking capabilities.”

Highlights:

•	Net income available to common shareholders was $967,000 or $0.35 per diluted common share compared with $1.14 million or $0.41 per diluted common share for the three months ended March 31, 2013.
•
Total loans and leases before the allowance for credit losses were $430.17 million at March 31, 2014, up 7% compared to $402.03 million at March 31, 2013, reflecting growth in both commercial and consumer loans.

•
The Bank continued to demonstrate accelerating commercial loan growth as its commercial loan portfolio increased 3.39% at March 31, 2014 compared with December 31, 2013.  Despite severe winter weather that impacted retail lending activity, residential mortgages increased 1.7% and consumer lending grew 5.8% compared to year-end 2013 totals.

•	Total assets increased to a Company record $681.26 million at March 31, 2014 compared with $641.78 million at March 31, 2013.
•
Reflecting steady consecutive quarterly growth, net interest income before provision for credit losses was $5.18 million for the quarter ended March 31, 2014 compared with $4.97 million for the quarter ended March 31, 2013.

•
Core deposits, driven by growth in demand deposits, NOW and money market accounts increased 9% to $478.48 million in the first quarter of 2014 compared with $438.30 million in the first quarter of 2013.

•	Core deposit growth supported the Bank’s ability to trim interest expense to $625,000 in the first quarter of 2014 from $800,000 in the first quarter of 2013.
•
Improved asset quality was reflected in several key performance ratios, including a non-performing loan to total loan ratio declining to 1.26% from 4.05% in the prior year’s first quarter, and a ratio of non-performing assets to total assets of 0.94% at March 31, 2014 compared with 2.72% at March 31, 2013.

•
Wealth management continued to demonstrate strong growth in total assets under care, which increased 13% year-over-year to a record $152.57 million at March 31, 2014 compared with $135.00 million at March 31, 2013.

•
Total stockholders' equity increased to $60.12 million at March 31, 2014 compared with $57.66 million at March 31, 2013. Book value per common share rose to $17.09 at March 31, 2014 compared with $16.39 at March 31, 2013.

•
Tier 1 leverage ratio of 10.72%, Tier 1 risk-based capital ratio of 15.00% and total risk-based capital ratio of 16.04% as of March 31, 2014 exceeded regulatory definitions for a well-capitalized institution.

Income Statement Highlights

Net interest income after the provision for credit losses was $4.80 million for the three months ended March 31, 2014 compared with $4.79 million for the three months ended March 31, 2013. Year-over-year results reflected a 22% reduction of total interest expense, and the addition of new loans that offset rate-related customer pay-downs.  The Company’s provision for credit losses was $375,000 in the first quarter of 2014, equal to fourth quarter 2013 totals and up from $180,000 in the first quarter of 2013, reflecting strong loan growth.

The Company's net interest margin was 3.36% for the first quarter of 2014, compared with 3.31%, 3.21%, 3.35%, and 3.32% in the fourth, third, second and first quarters of 2013, respectively.

“Our ability to maintain margin stability was a meaningful accomplishment in a competitive, rate sensitive market,” Latoff explained.  “We were able to mitigate margin erosion through careful interest expense management, less reliance on outside borrowings, growing capital and demand deposits as well as the positive margin impact of carrying fewer non-performing assets.”

Total non-interest income, including fees from wealth management, gains on the sale of investment securities, loans, and fees from debit cards and merchant services was $1.22 million in the first quarter of 2014 compared with $1.20 million in the first quarter of 2013. Fee income from wealth management services increased 6.9% compared with the first quarter of 2013.  The Company remained nimble and opportunistic in its investing activities and generated a $235,000 gain on sale of securities in the first quarter of 2014.

Total non-interest expense was $4.69 million for the three months ended March 31, 2014 compared with $4.39 million for the three months ended March 31, 2013.  First quarter 2014 expenses included $108,000 in snow removal costs and other expenses related to the severe winter weather.  The increase also reflects the Company’s investment in new team members to drive growth in wealth management, commercial and retail banking, expansion and reconfiguration of key locations, and operating system upgrades.

Latoff explained the branch upgrades and selective staff realignments within branch offices reflect a strategic shift to a business model that will improve the Bank’s ability to offer retail customers an integrated suite of financial solutions with less emphasis on branch-related transactional activities.  He noted the Company has designed incentive-based programs to drive multiple services and expanded client relationships.

Balance Sheet, Asset Quality, and Capital Position Highlights

Total deposits, led by growth in core deposits, increased 4.5% to $561.77 million at March 31, 2014 compared with $537.54 million at March 31, 2013.  The deposit growth, which reflected a 9% year-over-year increase in total core deposits, included 28.4% growth of demand deposits to $110.87 million in the first quarter of 2014 compared with $86.34 million in the first quarter of 2013.

Net loans and leases before the allowance for credit losses were $430.17 million at March 31, 2014, up 7.0% compared with $402.03 million at March 31, 2013.  Year-over-year loan activity primarily reflected growth in commercial lending, partially offset by customer pay-downs of higher-rate loans and the Company choosing not to renew selected weaker credits.  Residential mortgage lending increased modestly from December 31, 2013 despite the negative impact of winter weather that inhibited residential real estate activity.

Overall asset quality at March 31, 2014 continued to reflect consistent long-term improvement. The ratio of non-performing loans to total loans declined to 1.26% at March 31, 2014 compared to 4.05% at March 31, 2013.  The ratio of non-performing assets to total assets was 0.94% at March 31, 2014 compared to 2.72% at March 31, 2013.  The Company had an 87.59% allowance for credit loss to non-performing loans in the first quarter of 2014 compared with 43.76% in the first quarter of 2013.

William J. Hieb, President and Chief Risk & Credit Officer, commented: “The Company’s asset quality ratios reflect our diligent work in 2013 and prior years to remove problem loans from the balance sheet and move assets efficiently through the foreclosure and sale process. We believe our balance sheet today reflects prudent risk management and underwriting practices to build our loan portfolio and register a non-performing assets to total assets ratio below one percent in the first quarter of 2014.”

Total assets at March 31, 2014 were a record $681.26 million, a $39.48 million increase compared with $641.78 million at March 31, 2013. Return on average assets ("ROAA") and return on average equity ("ROAE") for quarter ended March 31, 2014 were 0.62% and 6.78%, respectively. ROAA and ROAE for the quarter ended March 31, 2013 were 0.74% and 8.32%, respectively.  Management noted that repositioning specific operations for increased efficiency, productivity and revenue generation on a number of fronts should help drive expansion of returns in coming periods.

Total stockholders' equity increased to $60.12 million at March 31, 2014 compared with $57.66 million at March 31, 2013. Book value per common share increased to $17.09 at March 31, 2014 compared with $16.39 at March 31, 2013. Tangible book value per common share increased to $17.01 at March 31, 2014 compared with $16.28 per common share a year earlier.

The Company's capital ratios exceeded accepted minimum regulatory standards for well-capitalized institutions, with a Tier 1 leverage ratio of 10.72%, Tier 1 risk-based capital ratio of 15.00% and a total risk-based capital ratio of 16.04% at March 31, 2014.

Latoff concluded: “As we have dramatically improved our asset quality in recent years, we have maintained the capital strength needed to support expansion and investment in growth.  We believe our efforts have contributed to the Company’s increased book value, and are also reflected in the increased value of our stock.  We have a talented and experienced team in place that is finding new ways to build on the visibility and positive reputation DNB First has earned in more than 150 years of serving the community.”

DNB Financial Corporation is a bank holding company whose bank subsidiary, DNB First, National Association, is a community bank headquartered in Downingtown, Pennsylvania with 13 locations. DNB First, which was founded in 1860, provides a broad array of consumer and business banking products, and offers brokerage and insurance services through DNB Investments & Insurance, and investment management services through DNB Investment Management & Trust. DNB Financial Corporation's shares are traded on Nasdaq's Capital Market under the symbol: DNBF. We invite our customers and shareholders to visit our website at http://www.dnbfirst.com. DNB's Investor Relations site can be found at http://investors.dnbfirst.com/.

DNB Financial Corporation (the "Corporation"), may from time to time make written or oral "forward-looking statements," including statements contained in the Corporation's filings with the Securities and Exchange Commission (including this press release), in its reports to stockholders and in other communications by the Corporation, which are made in good faith by the Corporation pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

These forward-looking statements include statements with respect to the Corporation's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Corporation's control). The words "may," "could," "should," "would," "will," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Corporation's financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Corporation conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; the recent downgrade, and any future downgrades, in the credit rating of the U.S. Government and federal agencies; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Corporation and the perceived overall value of these products and services by users, including the features, pricing and quality compared to competitors' products and services; the willingness of users to substitute competitors' products and services for the Corporation's products and services; the success of the Corporation in gaining regulatory approval of its products and services, when required; the impact of changes in laws and regulations applicable to financial institutions (including laws concerning taxes, banking, securities and insurance); technological changes; acquisitions; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, including the rules of participation for the Small Business Lending Fund (SBLF), a U.S. Treasury Department program; and the success of the Corporation at managing the risks involved in the foregoing.

The Corporation cautions that the foregoing list of important factors is not exclusive. Readers are also cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date of this press release, even if subsequently made available by the Corporation on its website or otherwise. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as supplemented by our quarterly or other reports subsequently filed with the SEC.

FINANCIAL TABLES FOLLOW

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	March 31,
	2014	2013
EARNINGS:
Interest income	$5,802	$5,774
Interest expense	625	800
Net interest income	5,177	4,974
Provision for credit losses	375	180
Non-interest income	984	993
Gain on sale of investment securities	235	59
Gain on sale of SBA loans	-	147
Non-interest expense	4,694	4,388
Income before income taxes	1,327	1,605
Income tax expense	323	430
Net income	1,004	1,175
Preferred stock dividends and accretion of discount	37	37
Net income available to common stockholders	$967	$1,138
Net income per common share, diluted	$0.35	$0.41

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2014	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$35,692	$34,060	$15,575
Investment securities	191,830	186,958	200,529
Loan and leases	430,171	415,354	402,033
Allowance for credit losses	(4,750)	(4,623)	(7,123)
Net loans and leases	425,421	410,731	394,910
Premises and equipment, net	8,120	8,218	8,275
Other assets	20,196	21,506	22,488
Total assets	$681,259	$661,473	$641,777

Deposits	$561,773	$558,747	$537,538
FHLB advances	10,000	10,000	10,000
Repurchase agreements	35,555	19,854	21,815
Other borrowings	9,811	9,820	9,842
Other liabilities	3,999	4,469	4,925
Stockholders' equity	60,121	58,583	57,657
Total liabilities and stockholders' equity	$681,259	$661,473	$641,777

DNB Financial Corporation
Selected Financial Data (Unaudited)
(In thousands, except per share data)

	Quarterly
	2014	2013	2013	2013	2013
	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Earnings and Per Share Data
Net income available to common stockholders	$967	$1,124	$295	$1,214	$1,138
Basic earnings per common share	$0.35	$0.41	$0.11	$0.44	$0.42
Diluted earnings per common share	$0.35	$0.41	$0.10	$0.44	$0.41
Dividends per common share	$0.07	$0.07	$0.07	$0.07	$0.07
Book value per common share	$17.09	$16.55	$16.28	$16.18	$16.39
Tangible book value per common share	$17.01	$16.47	$16.19	$16.08	$16.28
Average common shares outstanding	2,758	2,754	2,750	2,741	2,725
Average diluted common shares outstanding	2,802	2,799	2,788	2,774	2,762

Performance Ratios
Return on average assets	0.62%	0.70%	0.20%	0.76%	0.74%
Return on average equity	6.78%	7.86%	2.28%	8.60%	8.32%
Return on average tangible equity	6.81%	7.89%	2.29%	8.65%	8.36%
Net interest margin	3.36%	3.31%	3.21%	3.35%	3.32%
Efficiency ratio	73.63%	70.15%	70.84%	66.98%	69.43%

Asset Quality Ratios
Net charge-offs to average loans	0.24%	0.06%	4.03%	0.82%	-0.11%
Non-performing loans/Total loans	1.26%	1.38%	1.40%	2.60%	4.05%
Non-performing assets/Total assets	0.94%	1.03%	1.51%	2.02%	2.72%
Allowance for credit loss/Total loans	1.10%	1.11%	1.08%	1.72%	1.77%
Allowance for credit loss/Non-performing loans	87.59%	80.73%	77.04%	65.94%	43.76%

Capital Ratios
Total equity/Total assets	8.83%	8.86%	8.89%	8.60%	8.98%
Tangible equity/Tangible assets	8.78%	8.84%	8.87%	8.58%	8.94%
Tangible common equity/Tangible assets	6.88%	6.87%	6.87%	6.63%	6.92%
Tier 1 leverage ratio	10.72%	10.61%	10.39%	10.42%	10.48%
Tier 1 risk-based capital ratio	15.00%	15.35%	15.18%	15.22%	14.74%
Total risk-based capital ratio	16.04%	16.40%	16.16%	16.47%	15.99%

Wealth Management
Assets under care*	$152,570	$148,193	$139,494	$135,935	$135,002

*Wealth Management assets under care includes assets under management, administration, supervision and brokerage.

DNB Financial Corporation
Condensed Consolidated Statements of Income (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
EARNINGS:
Interest income	$5,802	$5,828	$5,723	$5,887	$5,774
Interest expense	625	674	695	719	800
Net interest income	5,177	5,154	5,028	5,168	4,974
Provision for credit losses	375	375	1,600	375	180
Non-interest income	984	999	1,043	988	993
Gain on sale of investment securities	235	115	281	155	59
Gain (loss) on sale of SBA loans	0	0	(1)	16	147
(Gain) loss on sale / write-down of OREO and ORA	6	(134)	0	18	10
Non-interest expense	4,688	4,470	4,454	4,254	4,378
Income before income taxes	1,327	1,557	297	1,680	1,605
Income tax expense (benefit)	323	396	(36)	430	430
Net income	1,004	1,161	333	1,250	1,175
Preferred stock dividends and accretion of discount	37	37	38	36	37
Net income available to common stockholders	$967	$1,124	$295	$1,214	$1,138
Net income per common share, diluted	$0.35	$0.41	$0.10	$0.44	$0.41

Condensed Consolidated Statements of Financial Condition (Unaudited)
(Dollars in thousands)

	Mar 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2014	2013	2013	2013	2013
FINANCIAL POSITION:
Cash and cash equivalents	$35,692	$34,060	$19,221	$54,040	$15,575
Investment securities	191,830	186,958	202,369	198,917	200,529
Loans and leases	430,171	415,354	399,239	389,790	402,033
Allowance for credit losses	(4,750)	(4,623)	(4,306)	(6,690)	(7,123)
Net loans and leases	425,421	410,731	394,933	383,100	394,910
Premises and equipment, net	8,120	8,218	8,179	8,117	8,275
Other assets	20,196	21,506	25,107	23,451	22,488
Total assets	$681,259	$661,473	$649,809	$667,625	$641,777

Demand Deposits	$110,866	$101,853	$95,606	$91,200	$86,343
NOW	177,300	170,427	169,334	177,027	167,871
Money marekts	127,961	130,835	134,416	137,142	123,038
Savings	62,349	60,090	59,620	62,918	61,046
Core Deposits	478,476	463,205	458,976	468,287	438,298
Time deposits	83,297	95,542	92,882	93,621	99,240
Total Deposits	561,773	558,747	551,858	561,908	537,538
FHLB advances	10,000	10,000	10,000	10,000	10,000
Repurchase agreements	35,555	19,854	14,642	23,233	21,815
Other borrowings	9,811	9,820	9,827	9,835	9,842
Other liabilities	3,999	4,469	5,735	5,246	4,925
Stockholders' equity	60,121	58,583	57,747	57,403	57,657
Total liabilities and stockholders' equity	$681,259	$661,473	$649,809	$667,625	$641,777